As filed with the Securities and Exchange Commission on January 10, 2003

                                  Registration Nos.  333-36434 and 333-36434-01
    ________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  _____________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  _____________

                              NTL (DELAWARE), INC.
                                NTL INCORPORATED
             (Exact name of registrant as specified in its charter)

              Delaware                             4899                            13-4051921
              Delaware                             4899                            13-4105887
   (State of other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
   Incorporation or organization)       Classification Code Number)          Identification Number)

                                        110 EAST 59TH STREET
                                      NEW YORK, NEW YORK 10022
                                           (212) 906-8440

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                              COPIES TO:

       RICHARD J. LUBASCH, ESQ                 THOMAS H. KENNEDY, ESQ.            ADRIAN J. S. DEITZ
  EXECUTIVE VICE PRESIDENT, GENERAL             SKADDEN, ARPS, SLATE,            SKADDEN, ARPS, SLATE,
        COUNSEL AND SECRETARY                    MEAGHER & FLOM LLP               MEAGHER & FLOM LLP
          NTL INCORPORATED                        FOUR TIMES SQUARE                ONE CANADA SQUARE
        110 EAST 59TH STREET                  NEW YORK, NEW YORK 10036               CANARY WHARF
      NEW YORK, NEW YORK 10022                     (212) 735-3000                   LONDON  E14 5DS
           (212) 906-8440                                                               ENGLAND
                                                                                   +44 20 7519-7000


                      (Name, address, including zip code, and telephone number,
                             including area code, of agent for service)
                                            _____________

                  Approximate date of commencement of proposed sale to the public:
               This Post-Effective Amendment No. 1 deregisters those 5-3/4% convertible subordinated notes due 2009 and any shares of
                         common stock into which such notes are convertible
                         that remain unsold hereunder as of the date hereof


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         DEREGISTRATION OF SECURITIES

         On May 5, 2000, NTL Incorporated, a Delaware corporation, filed a registration statement on Form S-3 (File Nos. 333-36434 and 333-36434-01) (the "Registration Statement") for purposes of registering $1,200,000,000 aggregate principal amount of the its 5-3/4% convertible subordinated notes due 2009 (the "Notes") and 11,132,810 shares of its common stock, par value $0.01 per share (the "Conversion Shares"), into which such Notes were convertible at a rate of
9.2435 Conversion Shares per $1,000 principal amount of the Notes, subject to adjustment.

         On May 18, 2000 NTL Incorporated completed a corporate restructuring to create a new holding company structure. The restructuring was accomplished through a merger under section 251(g) of the Delaware General Corporation Law. At the effective time of the merger, all stockholders of NTL Incorporated became stockholders in the new holding company and NTL Incorporated became a wholly-owned subsidiary of the new holding company. As a result of the merger, all outstanding shares of NTL Incorporated were converted into shares of the holding company with the same voting powers, designations, preferences and rights, and the same qualifications, restrictions, and limitations as the shares of NTL Incorporated previously held by stockholders prior to the holding company merger. In connection with the corporate restructuring, the indenture governing the Notes was amended to provide that the new holding company would be co-obligor of the Notes. The new holding company took the NTL Incorporated name and the old NTL Incorporated was renamed NTL (Delaware), Inc.

         On July 14, 2000, August 1, 2000 and August 30, 2000, NTL Incorporated and NTL (Delaware), Inc. (collectively, the "Registrants") filed Amendment No. 1, Amendment No. 2 and Amendment No. 3, respectively, to the Registration Statement. Since that time and from time to time, the Registrants have filed prospectus supplements on Form 424(b)(3) for the benefit of holders of Notes not previously included as a "Selling Holder" under the Registration Statement.

         On May 8, 2002, NTL Incorporated and certain subsidiaries, including NTL (Delaware), Inc., filed a voluntary petition for a pre-arranged joint reorganization plan under Chapter 11 of the U.S. Bankruptcy Code. On July 15, 2002, NTL Incorporated filed an amended disclosure statement and a second amended joint reorganization plan with the Bankruptcy Court (the "Plan"). On September 5, 2002, following further modifications, the Bankruptcy Court entered an order confirming the Plan, pursuant to which a substantial portion of the debt of NTL Incorporated and its debtor subsidiaries, including the Notes, would be discharged on the effective date of the Plan. Accordingly, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the Notes and Conversion Shares that remain unsold and unissued under the Registration Statement.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 10, 2003.

                                            NTL INCORPORATED

                                            By: /s/ RICHARD J. LUBASCH

                                            -------------------------------
                                            Richard J. Lubasch
                                            Executive Vice President -
                                            General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                      Title                             Date
---------                                      -----                             ----

/s/ GEORGE BLUMENTHAL*                         Chairman of the Board,            January 10, 2003
------------------------------                 Treasurer and Director
George S. Blumenthal

/s/ BARCLAY KNAPP*                             President, Chief Executive
------------------------------                 Officer and Director              January 10, 2003
Barclay Knapp

/s/ JOHN F. GREGG*                             Senior Vice President, Chief
------------------------------                 Financial Officer                 January 10, 2003
John F. Gregg

/s/ GREGG N. GORELICK*                         Vice President - Controller       January 10, 2003
------------------------------
Gregg N. Gorelick

/s/ ROBERT T. GOAD*                            Director                          January 10, 2003
------------------------------
Robert T. Goad

                                               Director
------------------------------
Bernard Izerable

/s/ ALAN J. PATRICOF*                          Director                          January 10, 2003
------------------------------
Alan J. Patricof

/s/ WARREN POTASH*                             Director                          January 10, 2003
------------------------------
Warren Potash

                                               Director
------------------------------
Jean-Louis Vinciguerra


/s/ MICHAEL  WILLNER*                          Director                          January 10, 2003
------------------------------
Michael S. Willner

                                               Director
------------------------------
Eric Bouvier


* By /s/ RICHARD J. LUBASCH
--------------------------------
Richard J. Lubasch
Attorney-in-Fact



                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 10, 2003.

                                                  NTL (DELAWARE), INC.

                                                  By: /s/ RICHARD J. LUBASCH

                                                  ------------------------------
                                                  Richard J. Lubasch
                                                  Executive Vice President -
                                                  General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                    Date
---------                                      -----                                    ----

/s/ GEORGE BLUMENTHAL*                         Chairman of the Board,            January 10, 2003
------------------------------                 Treasurer and Director
George S. Blumenthal

/s/ BARCLAY KNAPP*                             President, Chief Executive
------------------------------                 Officer and Director              January 10, 2003
Barclay Knapp

/s/ JOHN F. GREGG*                             Senior Vice President, Chief
------------------------------                 Financial Officer                 January 10, 2003
John F. Gregg

/s/ GREGG N. GORELICK*                         Vice President - Controller       January 10, 2003
------------------------------
Gregg N. Gorelick

/s/ ROBERT T. GOAD*                            Director                          January 10, 2003
------------------------------
Robert T. Goad

                                               Director
------------------------------
Bernard Izerable

/s/ ALAN J. PATRICOF*                          Director                          January 10, 2003
------------------------------
Alan J. Patricof

/s/ WARREN POTASH*                             Director                          January 10, 2003
------------------------------
Warren Potash

                                               Director
------------------------------
Jean-Louis Vinciguerra


/s/ MICHAEL  WILLNER*                          Director                          January 10, 2003
------------------------------
Michael S. Willner

                                               Director
------------------------------
Eric Bouvier


* By /s/ RICHARD J. LUBASCH
--------------------------------
Richard J. Lubasch
Attorney-in-Fact